AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2007
                           REGISTRATION NO. 333-66484

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            WORLDWATER & POWER CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   33-0123045
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            PENNINGTON BUSINESS PARK
                                55 ROUTE 31 SOUTH
                          PENNINGTON, NEW JERSEY 08534
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


            WORLDWATER & POWER CORP. FOURTH AMENDMENT AND RESTATEMENT
                       OF 1999 INCENTIVE STOCK OPTION PLAN
                             (FULL TITLE OF THE PLAN)


                                      COPY TO:
          QUENTIN T. KELLY                       STEPHEN A. SALVO, ESQ.
          CHIEF EXECUTIVE OFFICER                SALVO LANDAU GRUEN & ROGERS
          WORLDWATER & POWER CORP.               510 TOWNSHIP LINE ROAD
          PENNINGTON BUSINESS PARK               SUITE 150
          55 ROUTE 31 SOUTH                      BLUE BELL, PENNSYLVANIA   19422
          PENNINGTON, NEW JERSEY 08534           TELEPHONE: (215) 653-0110
          TELEPHONE: (609) 818-0700



                                                      PROPOSED MAXIMUM             PROPOSED          AMOUNT OF
TITLE OF CLASS OF SECURITIES      AMOUNT TO BE         OFFERING PRICE         MAXIMUM AGGREGATE    REGISTRATION
     TO BE REGISTERED            REGISTERED (1)         PER SHARE (2)         OFFERING PRICE (2)       FEE (2)
----------------------------     --------------       -----------------      --------------------  -------------
Common Stock                       18,000,000               $1.09                $19,620,000.         $602.33




(1) The WorldWater & Power Corp. Fourth Amendment and Restatement of the 1999 Incentive Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 25,000,000 shares of common stock of WorldWater & Power Corp., a Delaware corporation (the "Company"). This registration statement shall also cover any additional shares of common stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $1.09 per share. The proposed maximum offering price per share of $1.09 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the over-the-counter market on June 12, 2007.

                                EXPLANATORY NOTE
            AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-8
                             FILED ON JUNE 14, 2007

WorldWater & Power Corp. (the "Company") is filing this amendment to Form S-8 Registration Statement, as filed with the Securities and Exchange Commission on August 1, 2001 (File No. 333-66484) (the "Registration Statement"), for the Company's 1999 Incentive Stock Option Plan under which a total of 7,000,000 shares of common stock of the Company have been registered (the "Plan"). The purpose of filing this amendment is to register an additional 18,000,000 shares of common stock of the Company. The amendment to the Plan authorizing an increase in the registered shares to 25,000,000 was approved by both the Board of Directors, and by the Shareholders of the Company in increments during three separate Annual Meetings of the Shareholders. At the June 18, 2003 Annual Meeting of Shareholders, the majority of shareholders eligible to vote approved an increase in the number of shares authorized in the Plan from 7,000,000 to 10,000,000. At the September 10, 2004 Annual Meeting of Shareholders, the majority of shareholders eligible to vote approved an increase in the number of
shares authorized in the Plan from 10,000,000 to 15,000,000.   At the September
8, 2006 Annual Meeting of Shareholders, the majority of shareholders eligible to vote approved an increase in the number of shares authorized in the Plan from 15,000,000 to 25,000,000. Pursuant to General Instruction E to Form S-8, the contents of the 2005 Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.


           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

(a) the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on April 9, 2007, as amended on May 29, 2007.

(b) the Company's Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2007 filed with the SEC on May 10, 2007;

(c) the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2007;

(d) the Company's Current Report on Form 8-K filed with the SEC on January 23, 2007;

(e) the Company's Current Report on Form 8-K filed with the SEC on February 9, 2007;

(f) the Company's Current Report on Form 8-K filed with the SEC on April 13,
2007;

(g) the Company's Current Report on Form 8-K filed with the SEC on April 17,
2007;

(h) the Company's Current Report on Form 8-K filed with the SEC on May 7, 2007;

(i) the Company's Current Report on Form 8-K filed with the SEC on May 10, 2007;

(j) the Company's Current Report on Form 8-K filed with the SEC on May 30, 2007;

(k) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on SB-2, filed with the SEC on October 21, 2005, File No. 333-129189.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:


4.1 Fourth Amendment and Restatement of the 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 1, 2001, File No. 333-66484).

5.1 Opinion of Salvo Landau Gruen & Rogers, as to the legality of the securities being registered.

23.1 Consent of Amper, Politziner & Mattia, Independent Registered Public Accountants, dated June 12, 2007.

23.2 Consent of Salvo Landau Gruen & Rogers, contained in their opinion filed as Exhibit 5.1 hereto.


ITEM 9. UNDERTAKINGS.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


Provided, however, that Paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopewell, State of New Jersey, on June 14, 2007.


                                     WORLDWATER & POWER CORP.

                                     By:  /s/ Quentin T. Kelly
                                          ---------------------
                                          Quentin T. Kelly
                                          Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 14, 2007.


SIGNATURES                           TITLE
----------                          --------------------------------------------

/s/ Quentin T. Kelly                Chairman and Chief Executive Officer
--------------------
QUENTIN T. KELLY


/s/ Larry L. Crawford               Executive Vice President and Chief Financial
---------------------                      Officer
LARRY L. CRAWFORD


/s/ Joseph Cygler                   Director
-----------------
JOSEPH CYGLER


/s/ Dr. Hong Hou                    Director
----------------
DR. HONG HOU



-------------------------           Director
REUBEN F. RICHARDS, JR.


/s/ Lange Schermerhorn              Director
----------------------
LANGE SCHERMERHORN


/s/ Dr. Davinder Sethi              Director
-----------------------
DR. DAVINDER SETHI



-------------------------           Director
HARRISON WELLFORD

                                  -------------
                                  EXHIBIT INDEX
                                  -------------


4.1 Fourth Amendment and Restatement of the 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Schedule 14A filed with the Securities and Exchange Commission on July 28, 2006, File No. 000-16936).

5.1 Opinion of Salvo Landau Gruen & Rogers, as to the legality of the securities being registered.

23.1 Consent of Amper, Politziner & Mattia, P.C., Independent Registered Public Accountants dated June 12, 2007.

23.2 Consent of Salvo Landau Gruen & Rogers, contained in their opinion filed as Exhibit 5.1 hereto.

                                Exhibit 5.1 and 23.1

                       Salvo Landau Gruen & Rogers Letterhead



                                       June 13, 2007



Board of Directors
WorldWater & Power Corp.
Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

Re:   Fourth Amendment and Restatement of 1999 Incentive Stock Option Plan

Ladies and Gentlemen:

      This letter is delivered to you in connection with the actions taken and proposed to be taken by WorldWater & Power Corp., a Delaware corporation ("WorldWater"), with respect to the Fourth Amendment and Restatement of 1999 Incentive Stock Option Plan (the "Plan"). As counsel to WorldWater, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by WorldWater on or about June 14, 2007, with the Securities and Exchange Commission to effect the registration of 18,000,000 shares of common stock of WorldWater under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

      In this regard, we have examined the Certificate of Incorporation and Bylaws of WorldWater, records of proceedings of the Board of Directors of WorldWater, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

      In addition, we have relied, as to certain matters, on information obtained from public officials, officers of WorldWater and other sources believed by us to be reliable.

      Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Salvo Landau Gruen & Rogers

                                          Salvo Landau Gruen & Rogers

                                  Exhibit 23.2

                 Letterhead of Amper, Politziner & Mattia, P.C.


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
WorldWater & Power Corp and Subsidiaries:

We hereby consent to the incorporation by reference in this registration statement, No. 333-66484, of WorldWater & Power Corp. on Form S-8, Post -Effective Amendment No. 1, (for registration of an increase in shares reserved for issuance under the 1999 Incentive Stock Option Plan) of our report dated April 9, 2007, relating to the consolidated financial statements of WorldWater & Power Corp and Subsidiaries, which appears in the December 31, 2006 Annual Report on Form 10-KSB.



/s/  Amper,  Politziner  &  Mattia,  P.C.

Edison,  New  Jersey
June  12,  2007